UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 17, 2021

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

                              (816) 713-8800
Registrant's telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On March 17, 2021, National Beef Packing Company, LLC (National Beef) announced plans to increase capacity and add a second production shift at its Iowa Premium beef processing facility located in Tama, Iowa.  Total investment will be more than $100 million and will result in doubling the capacity of the plant to approximately 2,500 head per day.  The project is expected to be completed in late 2022 and will bring several hundred additional jobs to the region.

U.S. Premium Beef, LLC (USPB) has a 15% ownership interest in National Beef and is also party to a cattle delivery agreement pursuant to which USPB's members provide cattle to National Beef for processing.  The high-quality cattle provided by USPB's members are designed for National Beef's value-added branded beef products that are sold domestically and internationally. More information on USPB is available at www.uspremiumbeef.com.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Stanley D. Linville_______
Stanley D. Linville
Chief Executive Officer

Dated:  March 19, 2021